Exhibit 99

PRESS RELEASE

For Release: August 14, 2012

Contact: Investor Relations

                (888) 343-8147

Website: www.bankmbank.com

Mackinac Financial Corporation Announces

Issuance of Common Stock to Steinhardt Capital Investors, LLLP (SCI)

(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the holding corporation for mBank, announced today that it consummated the investment by Steinhardt Capital Investors, LLLP (“SCI”). This investment by SCI was for the $5.3 million purchase of 922,788 shares of MFNC common stock which was originally announced in late March in conjunction with a $7 million rights offering.  The rights offering, which was oversubscribed, ended on July 16th, 2012 and shares were recently distributed.

The proceeds of the SCI investment along with the million rights offering will result in approximately $11.6 million in new capital which will be used by the company to pursue strategic initiatives, including the possible retirement of the TARP securities issued by the Company to the U.S. Department of the Treasury under the Troubled Asset Relief Capital Purchase Program.

Chairman and CEO of Mackinac Financial Corporation, Mr. Paul Tobias, said, “We are excited for this partnership with SCI and the Steinhardt family. We are also pleased to announce that David Steinhardt has been appointed to the MFNC Board of Directors. We look forward to David’s involvement in our company’s future.  His experience as an investor will help keep us focused on long term value creation.”

Mr. David R. Steinhardt of SCI, said, “MFNC has a very strong management team, a sound business plan and is healthy.  I believe the Company is well positioned to take advantage of business opportunities in Michigan and create value for all shareholders.”

Mackinac Financial Corporation is a registered bank holding Corporation formed under the Bank Holding Corporation Act of 1956 with assets in excess of $520 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Corporation’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Corporation with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.